Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our reports dated January 30, 1997, except for Note 13, as to which the date is February 18, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



Washington, DC
June 10, 1997